Exhibit 99.1

HOFREco Appoints Benjamin Lee as Chief Financial Officer

CANTON, Ohio – March 9, 2022 –  Hall of Fame Resort & Entertainment Company (“HOFV” or the “Company”) (NASDAQ: HOFV, HOFVW), the only resort, entertainment and media company centered around the power of professional football, today announced it has appointed Benjamin Lee as its new Chief Financial Officer, effective March 21, 2022. Lee will be responsible for all financial aspects of the Company’s operations, including accounting, financial reporting, tax, treasury and capital raising.

Lee most recently served as the Chief Financial Officer of the Capital Markets and Debt Products divisions at PNC Financial Services Group. In this role, he led a team of finance professionals supporting the Capital Markets and Investment Banking businesses, institutional broker-dealers and the Financial Institutions Group segment, generating more than $1.2 billion in annual revenue. He was also broadly responsible for all finance-related deliverables, including strategic planning, profitability, budgeting, forecasting and external reporting. In this position, he led the entity’s finance team through multiple acquisitions and implemented a successful talent development strategy.

Michael Crawford, President and CEO of HOFV, stated, “We are very excited to welcome Benjamin to the HOFV executive team, and believe his successful 20-plus year track record, financial competence and strong leadership will translate perfectly to our Company. The CFO is a fundamentally critical role for any organization, and as we continue to expand our multiple business verticals and revenue-generating initiatives, fiscal planning remains vital. We look forward to utilizing Benjamin’s diverse leadership experience, collaborative and inclusive leadership style and analytical mindset to help maintain our growth and ensure we remain financially responsible to our shareholders.”

Prior to his role at PNC Financial Services Group, Lee was the Managing Director and Controller for The Bank of New York Mellon’s Global Markets business unit, where he directed the team responsible for the global interest rate and foreign exchange hedging programs. His notable accomplishments in this position include the redesign of the bank’s interest rate modeling methodologies and the successful implementation of several technical accounting standards impacting the Global Markets and Treasury businesses.

“I am thrilled to join the leadership team of the Hall of Fame Resort & Entertainment Company, which is an incredibly dynamic and exciting business,” said Lee. “I intend to focus on using my pragmatic approach and technical perspective to generate new revenue opportunities for HOFV while executing its existing business plan and providing the utmost transparency to our investors.”

Lee earned his Bachelor of Business Administration from the Clarion University of Pennsylvania, and his Master of Business Administration from the University of Pittsburgh, Joseph M. Katz School of Business.

About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village powered by Johnson Controls, a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFREco.com .

About the Hall of Fame Village powered by Johnson Controls

Hall of Fame Village powered by Johnson Controls is a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus in Canton, Ohio. Owned by the Hall of Fame Resort and Entertainment Company (NASDAQ: HOFV, HOFVW), the Village currently has over $250 million worth of assets under management and is one of the largest ongoing construction projects in Ohio. Phase I of the project entailed the construction of the Tom Benson Hall of Fame Stadium, a world-class 20,000 seat, sports and entertainment stadium, and the National Youth Football and Sports Complex. Phase II, currently under construction, will add the Constellation Center for Excellence, the Center for Performance, a Fan Engagement Zone, a Hall of Fame indoor waterpark and a Hilton Tapestry Hotel. Phase III is currently in planning stages. For more information, visit www.HOFVillage.com.

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “opportunity,” “future,” “will,” “goal,” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including refinancing its existing term loan and obtaining financing to construct planned facilities; potential litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the potential adverse effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel, the inability to maintain the listing of the Company’s shares on Nasdaq, as well as those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media/Investor Contacts:

For Hall of Fame Resort & Entertainment Company

Media Inquiries: public.relations@hofreco.com

Investor Inquiries: investor.relations@hofreco.com